EXHIBIT 99.1

Salt Lake City, Utah - On August 19, 2005, Utah Medical Products, Inc. (Nasdaq:UTMD) received notification that the U.S. District Court in Salt Lake City has postponed the August 30, 2005 beginning date for the trial of the lawsuit filed over a year ago on behalf of the U.S. Food and Drug Administration (FDA) alleging Quality System Regulation (QSR) violations.

The postponement is due to the FDA refusal to reasonably cooperate in the preparation of a proposed mutual pretrial order which describes the specific issues of fact and law which will be the subject of the trial. The parties will meet for another pretrial conference with the Court on August 30, 2005 to attempt to resolve the format of the pretrial order, after which the trial will be rescheduled.

UTMD will request a prompt rescheduling of the trial in an attempt to expedite confirmation of the sufficiency of UTMD procedures relating to the QSR, as these have been managed before and after the August 2004 FDA allegations.

Utah Medical Products, Inc., with particular interest in health care for women and their babies, develops, manufactures, assembles and markets a broad range of well-established, safe and effective, disposable and reusable specialty medical devices.